Exhibit 10.11.1

VENTAS, INC.

2006 STOCK PLAN

FOR DIRECTORS

[As amended October 16, 2007 and December 8, 2008]

ARTICLE 1. PURPOSE

The purpose of the Ventas, Inc. 2006 Stock Plan for Directors (“Plan”) is to promote the interests of Ventas, Inc., its subsidiaries and stockholders, by allowing the Company to attract and retain highly qualified directors by permitting them to obtain or increase their proprietary interest in the Company.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such terms shall apply equally to both the singular and plural forms of the terms defined):

(a) “Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards.

(b) “Award Agreement” shall mean, individually or collectively, an Option Agreement, Restricted Award Agreement, or an agreement evidencing an Other Stock-Based Award.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall mean, unless otherwise defined in an Award Agreement, a felony conviction of a Director or the failure of a Director to contest prosecution for a felony, or a Director’s willful misconduct or dishonesty, any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

(e) “Change in Control” shall mean any of the following events:

(1) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership and/or Beneficially Owned”) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(2) The individuals who, as of May 31, 2006, are members of the Board (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in the former Rule 14a-11 promulgated under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(3) Approval by stockholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company in which:

(i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation or entity resulting from such merger or consolidation or reorganization (“Surviving Corporation”) over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or equivalent body of the Surviving Corporation; and

(iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

(4) Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

With respect to any Award that constitutes a “deferral of compensation” subject to the requirements of Section 409A of the Code (“409A Award”) but only to the extent necessary for such 409A Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of the timing of payment of the 409A Award because of the Change in Control. The preceding sentence shall not affect the vesting of any Award.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g) “Committee” shall mean the Committee provided for in Section 7.1.

(h) “Company” shall mean Ventas, Inc., a Delaware corporation.

(i) “Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary.

(j) “Disability” shall mean the total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, or, if none, a physical or mental infirmity which the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

(m) “LTIP Unit” shall mean an OP Unit granted to a Director pursuant to Article 6 that may be subject to restrictions as determined by the Committee.

(n) “OP” means the applicable operating partnership of the Company.

(o) “Option” shall mean an option granted to an Optionee pursuant to the Plan.

(p) “Option Agreement” shall mean a written agreement between the Company and an Optionee evidencing the granting of an Option and containing terms and conditions concerning the exercise of the Option.

(q) “Optionee” shall mean a Director who has been granted an Option or the personal representative, heir or legatee of an Optionee who has the right to exercise the Option upon the death of the Optionee.

(r) “Op Unit” shall mean a unit of partnership interest in an OP.

(s) “Other Stock-Based Award” shall mean any right granted under Article 6.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14 (d) thereof, including a “group” as defined in Section 13(d).

(u) “Plan” shall mean this Ventas, Inc. 2006 Stock Plan for Directors, as the same may be amended from time to time.

(v) “Restricted Award Agreement” shall mean an agreement evidencing a Restricted Stock Award or Restricted Stock Unit Award, as described in Section 5.3.

(w) “Restricted Stock” shall mean Shares granted pursuant to Article 5 as to which the restrictions have not expired.

(x) “Restricted Stock Unit” shall mean an Award granted pursuant to Article 5 denominated in units of the Company’s common stock.

(y) Restriction Period” shall mean the period set forth in Section 5.1 or determined by the Committee during which the transfer of Shares is limited in some way or Shares or Restricted Stock Units are otherwise restricted or subject to forfeiture as provided in Article 5.

(z) “Shares” shall mean the shares of the Company’s common stock, par value $.25 per share.

(aa) “Subsidiary” shall mean, with respect to any company, any corporation or other Person of which a majority of its voting power, equity securities or equity interest is owned directly or indirectly by such company.

2.2 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. SHARES SUBJECT TO THE PLAN

Subject to the adjustments provided for in Article 8, the aggregate number of Shares or Op Units to be delivered upon exercise of all Awards and the payment of benefits in connection with Awards granted under the Plan shall not exceed 400,000 Shares or Op Units. Such Shares or OP Units may be of original issuance or held in treasury. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full or shall be forfeited, the Shares (including Restricted Stock) or OP Units associated with such Awards shall again become available for Awards under the Plan.

ARTICLE 4. TERMS AND CONDITIONS OF OPTIONS

4.1 Non-Discretionary Grants. On January 1 of each year during the term of the Plan, each Director (i) who is elected a director at the preceding annual meeting of shareholders or who has been appointed a director by the Board during the preceding year and (ii) who is acting as a director on January 1, shall receive a grant of an Option for Shares in a number determined by the Committee. Such Options shall have the following terms and conditions:

(a) The exercise price of the Option shall be equal to 100% of the Fair Market Value of the Shares on the date the Option is granted.

(b) The term of the Option shall be ten years from the date of grant unless sooner terminated as provided herein.

(c) The Option shall be exercisable in two equal annual installments, with the first installment becoming exercisable on the date of grant of the Option and the second installment becoming exercisable on the first anniversary of the date of grant of the Option. Notwithstanding the provisions of this Section 4.1, upon a Change in Control or the death, Disability or retirement of the Director, the Optionee (or, if appropriate, the legal representative of the Optionee’s estate) shall have the right to exercise the Option in full as to all Shares subject to the Option.

4.2 Termination of Option.

(a) If the Optionee ceases to be a director of the Company for any reason other than death, Disability, retirement or removal for Cause, the Option shall terminate six months after the Optionee ceases to be a director of the Company (unless the Optionee dies during such period), or on the Option’s expiration date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Company only with respect to the number of Shares which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

(b) If the Optionee ceases to be a director of the Company because of removal for Cause, the Option shall terminate on the date of the Optionee’s removal.

(c) In the event of the Optionee’s death, Disability or retirement while a director of the Company, or the Optionee’s death within six months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (A) 12 months after the date of the Optionee’s death, Disability or retirement, or (B) the Option’s expiration date. The Option shall be fully exercisable during such period.

4.3 Restrictions on Transferability of Option. The Option shall not be transferable by the Optionee otherwise than by bequest or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee; provided, however, that the Optionee may, subject to any restrictions under Section 16(b) of the Exchange Act, transfer the Options to (i) the Optionee’s spouse or lineal descendants (“Immediate Family Members”), (ii) trusts for the exclusive benefit of such Optionee and/or his Immediate Family Members, or (iii) a partnership or limited liability company in which such Optionee and/or his Immediate Family Members are the only partners or members, as applicable; provided that (a) there may be no consideration for any such transfer (other than interests in such partnership or limited liability company) and (b) subsequent transfers of any transferred Option shall be prohibited other than by bequest or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan (excluding Section 4.2) the term “Optionee” shall be deemed to refer to the transferee. Notwithstanding the above, the provisions of Section 4.2 concerning the termination of an Option shall continue to be applied with respect to the original Optionee. Any transferred Option shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement.

4.4 Payment of Exercise Price. The exercise price shall be paid in cash at the time of exercise or by means of a “cashless exercise” through a third party, except that in lieu of all or part of the cash or third-party “cashless exercise”, the Optionee may tender to the Company Shares already owned by the Optionee having a Fair Market Value equal to the exercise price, less any cash paid. Any Company Shares tendered to the Company pursuant to this provision must have been held by the Optionee for at least six months prior to exercise. The Fair Market Value of such tendered Shares shall be determined as of the close of the business day immediately preceding the day on which the Option is exercised.

4.5 Discretionary Grants. Subject to the terms and provisions of the Plan, the Committee may grant Options in addition to the Options specified in Section 4.1 at any time and from time to time. The Committee shall determine the terms and conditions of Options granted pursuant to this Section 4.5 but in no event shall the exercise price of such Options be less than 100% of the Fair Market Value of Shares on the date the Option is granted.

4.6 Option Agreement. Each Option shall be evidenced by an Option Agreement which shall set forth the number of Shares for which the Option was granted, the provisions set forth in this Article 4 relating to the Option and such other terms and conditions consistent with the Plan.

ARTICLE 5. TERMS AND CONDITIONS OF RESTRICTED STOCK

5.1 Non-Discretionary Grants. On January 1 of each year during the term of the Plan, each Director (i) who is elected a director at the preceding annual meeting of stockholders or who has been appointed a director by the Board during the preceding year and (ii) who is acting as a director on such January 1 in any year during the term of the Plan shall receive a grant of shares of Restricted Stock or Restricted Stock Units, as elected by the Director, in a number determined by the Committee. On the initial election by the stockholders of a Director to the Board who is not and has not been a member of the Board, or if earlier, on the initial appointment by the Board of a Director, such Director shall receive a grant of shares of Restricted Stock or Restricted Stock Units, as elected by the Director, in a number determined by the Committee. The restrictions on the transfer of shares of Restricted Stock granted pursuant to this Section 5.1 shall lapse with respect to one-half of the shares of Restricted Stock granted on the first anniversary of the date of such grant provided the recipient of the grant is a director of the Board at such time and with respect to the remaining one-half of the shares of Restricted Stock granted on the second anniversary of the date of such grant provided the recipient of the grant is a director of the Board at such time. One-half of the Restricted Stock Units granted pursuant to this Section 5.1 shall vest on the first anniversary of the date of such grant provided the recipient of the grant is a director of the Board at such time and the remaining one-half of the Restricted Stock Units shall vest on the second anniversary of the date of such grant provided the recipient of the grant is a director of the Board at such time. Notwithstanding the provisions of this Section 5.1, upon a Change in Control or the death, Disability or retirement of the Director, all restrictions pertaining to the then outstanding Shares of Restricted Stock and Restricted Stock Units held by Directors shall lapse and such Shares of Restricted Stock shall thereafter be immediately free from any and all restrictions under the Plan and Restricted Stock Units shall be paid as set forth in the Restricted Award Agreement.

5.2 Discretionary Grants. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock or Restricted Stock Units, as elected by the Director, in addition to the Restricted Stock and Restricted Stock Units specified in Section 5.1 at any time and from time to time. The Committee shall generally determine the terms and conditions of Restricted Stock and Restricted Stock Units granted pursuant to this Section 5.2 but the Director shall determine the payment date for Restricted Stock Units.

5.3 Restricted Award Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by a Restricted Award Agreement which shall specify the Restriction

Period, the number of shares of Restricted Stock or Restricted Stock Units granted, as elected by the Director, and such other provisions as the Committee may determine or which are required by the Plan.

5.4 Non-Transferability of Restricted Stock. Except as provided in this Article 5, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period or later as specified in the Restricted Award Agreement, or upon earlier satisfaction of any other conditions determined at the time of grant specified in the Restricted Award Agreement.

5.5 Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable, including, without limitation, legends on certificates representing shares of Restricted Stock and restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Director) in custody by the Company until any or all restrictions thereon shall have lapsed.

5.6 Reacquisition of Restricted Stock. Any forfeited shares of Restricted Stock held by a Director or former Director which are to be reacquired by the Company shall be immediately returned to the Company by the Director or former Director, and the Director or former Director shall only receive the amount, if any, paid by the Director or former Director for such Restricted Stock.

5.7 Voting Rights; Dividends and Other Distributions. Unless determined otherwise by the Committee, during the Restriction Period, directors of the Board holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid, with respect to such Restricted Stock. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

On each dividend or other distribution date with respect to Shares, a cash dollar amount equal to the amount of cash dividends or the fair market value of property other than Shares that would have been paid or distributed on a number of Shares equal to the number of Restricted Stock Units held by Directors as of the close of business on the record date for such dividend or distribution shall be paid in cash to such Directors. If any dividend or distribution with respect to Shares is payable in Shares, Directors shall be credited with an additional number of Restricted Stock Units equal to the product of the number of Restricted Stock Units held by such Directors on the record date for such dividend or distribution multiplied by the number of Shares (including fractions thereof) distributable as a dividend or distribution on a Share. Restricted Stock Units which are credited to Directors pursuant to the preceding sentence shall be subject to the same terms and conditions of the Plan, the Restricted Award Agreement and elections applicable with respect to such Restricted Stock Units with respect to which they relate.

5.8 Termination of Directorship. If the recipient of Restricted Stock ceases to be a director of the Board for any reason other than death, Disability, retirement or Change in Control prior to the expiration of the Restriction Period applicable to any shares of Restricted Stock then held by the Director, such Shares shall thereupon be immediately forfeited by and returned to the

Company, and the former Director shall only receive the amount, if any, paid by the former Director for such Restricted Stock. If the recipient of Restricted Stock Units ceases to be a director of the Board for any reason other than death, Disability, retirement or Change in Control prior to the expiration of the Restriction Period applicable to any Restricted Stock Units then held by the Director, such Restricted Stock Units shall thereupon be immediately forfeited.

ARTICLE 6. OTHER STOCK-BASED AWARDS

The Board may grant to Directors such other Awards (including, without limitation, stock awards, stock appreciation rights, LTIP Units, and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares, including, without limitation, OP Units) as are deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, as an alternative to other Awards.

ARTICLE 7. ADMINISTRATION

7.1 The Committee. Portions of the Plan are designed to operate automatically and not require any significant administration. To the extent administration is required, the Plan shall be administered by a Committee appointed by the Board which shall include two or more directors of the Company or the entire Board. The Committee, in accordance with Section 409A of the Code, may permit a Director to defer receipt of payment or delivery of Shares that would otherwise be due to such Director. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of the majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. All decisions, determinations and selections made by the Committee pursuant to the provisions of the Plan shall be final. To the extent permitted by law, the Committee may delegate its authority hereunder.

7.2 Section 16 and 409A Compliance. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and Section 409A of the Code and the rules and regulations promulgated thereunder to the extent deemed appropriate by the Committee. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act or 409A of the Code, the provision or administration shall be deemed null and void to the extent deemed appropriate by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 409A of the Code to the extent deemed appropriate by the Committee.

Notwithstanding anything contained in the Plan to the contrary, the Company intends that Awards payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted, operated and administered to satisfy such requirements. To the extent Section 409A of the Code is applicable to any Award, it is intended that such 409A Award complies with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.

Regardless of what may be contained in any Award Agreement, to the extent that any 409A Award treated as payable upon a “separation from service” pursuant to Section 409A of the Code (as determined, and in accordance with the methodology selected by the Company, consistent with Section 409A of the Code) (“Separation from Service”), then, if payment is triggered by reason of the Separation from Service and on the date of the Participant’s Separation from Service, the Participant is a “specified employee” pursuant to Section 409A of the Code (as determined, and in accordance with the methodology selected by the Company, consistent with Section 409A of the Code), then to the extent required for the Participant not to incur additional taxes pursuant to Section 409A of the Code, no payment with respect to the 409A Award shall be made to the Participant earlier than the earlier of (i) six (6) months after the Participant’s Separation from Service; or (ii) the date of the Participant’s death. Should the limitation set forth in the preceding sentence result in payment later than otherwise provided in the Plan or 409A Award, on the first day any such payment may be made without incurring additional tax pursuant to Section 409A of the Code, such payment shall be made to the Participant in a lump sum. Notwithstanding anything contained in the Plan or Award to the contrary, the date on which a Participant’s Separation from Service occurs shall be treated as the Participant’s termination of employment or service date or comparable concept for purposes of determining the timing of payments under the Plan and Award to the extent necessary to have such payments under the Plan and Award be exempt from or comply with the requirements of Section 409A of the Code; provided, however, this sentence shall have no impact on whether or not an Award becomes vested. No 409A Award shall be subject to acceleration or to any change in the specified time or method of payment, except as permitted by Section 409A of the Code or as otherwise provided under the Plan or Award and consistent with Section 409A of the Code.

These last three paragraphs of this Section 7.2 are not intended to impose any restrictions on Awards other than those required for the Participant not to incur additional tax under Code Section 409A and shall be interpreted and operated accordingly. Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.

ARTICLE 8. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION

Notwithstanding the limitations set forth in Article 3, in the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures or other change in corporate structure of the Company affecting the Shares or Op Units, the Committee shall make an appropriate and equitable adjustment in the maximum number of Shares or Op Units available under the Plan or to any one individual and in the number, kind and exercise price of Shares or Op Units subject to Awards granted under the Plan to prevent dilution or enlargement of the rights of Directors under the Plan and outstanding Awards. Any adjustments pursuant to this Article 8 to Awards that are considered Section 409A Awards are intended to be made only if permitted by Section 409A of the Code and only in a manner in compliance with the requirements of Section 409A of the Code and any adjustments made pursuant to this Article 8 to Awards that are not considered 409A Awards are intended to be made only if and in such a manner that after such adjustment the Awards either continue not to be 409A Awards or comply with the requirements of Section 409A of the Code.

ARTICLE 9. AMENDMENTS AND DISCONTINUANCE

9.1 In General. Except as provided in Section 9.2, the Board may discontinue, amend, modify or terminate the Plan at any time.

9.2 Amendments. To the extent required to meet the requirements of any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect thereto, without the approval of the stockholders of the Company, no amendment or modification may make a material revision to the Plan. Without limitation on the preceding sentence, no amendment may increase the number of Shares or Op Units available under the Plan without the approval of the stockholders of the Company.

9.3 No Effect on Outstanding Awards. Any Award which is outstanding under the Plan at the time of the Plan’s amendment or termination shall remain in effect in accordance with its terms and conditions and those of the Plan as in effect when the Award was granted.

9.4 No Repricing. Except for the adjustments set forth in Article 8, there shall be no change in the exercise price of an Option without the approval of the stockholders of the Company.

ARTICLE 10. MERGER, CONSOLIDATION, ETC.

10.1 Conversion on Certain Mergers. In the event the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation issues shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, the surviving or acquiring corporation shall adopt the Plan. Following such adoption, the Optionee shall, at no additional cost (other than the exercise price), be entitled to receive upon the exercise of an Option, in lieu of the number of Shares to which such Option is then exercisable, the number and class of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the merger, consolidation or acquisition if immediately prior thereto the Optionee had been the holder of record of a number of Shares equal to the number of Shares as to which the Option shall then be exercisable.

10.2 No Conversion on Other Mergers. In the event that the Company merges or consolidates with another corporation, or all or substantially all of the Company’s capital stock or assets are acquired by another corporation, and the surviving or acquiring corporation does not issue shares of its stock to the Company’s stockholders in connection with the merger, consolidation or acquisition, then, notwithstanding any other provision of the Plan to the contrary, no Option may be exercised after the effective date of the merger, consolidation or acquisition.

ARTICLE 11. EFFECTIVE DATE AND TERMINATION OF THE PLAN

11.1 Effective Date. The Plan shall become effective May 31, 2006. All Awards granted under the Plan shall be null and void unless within 12 months from the date of the adoption of the Plan by the Board it shall have been approved by the holders of a majority of the outstanding Shares present or represented and entitled to vote on the Plan at a stockholders’ meeting.

11.2 Termination Date. The Plan shall terminate on the earliest to occur of (i) the date when all of the Shares or Op Units available under the Plan shall have been acquired through the exercise of Options granted under the Plan or through the vesting of Awards; (ii) 10 years after the effective date of the Plan; or (iii) such earlier date as the Board may determine.

ARTICLE 12. NO RIGHT TO REELECTION

Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Director any right to continue as a director of the Company, to be renominated by the Board or reelected by the stockholders of the Company.

ARTICLE 13. INDEMNIFICATION

No member of the Board or the Committee, nor any officer or employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 14. GOVERNING LAW

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware without regard to its conflict of laws rules.